UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THESECURITIES
EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): February 4, 2008

TALON INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	1-13669 (Commission File Number)	95-4654481 (I.R.S. Employer Identification No.)

21900 Burbank Blvd., Suite 270 Woodland Hills, California (Address of Principal Executive Offices)	91367 (Zip Code)

(818) 444-4100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Resignation of Chief Executive Officer

        Effective February 4, 2008, Stephen Forte resigned his position as our Chief Executive Officer and as a member of our Board of Directors, as well from all positions with our subsidiaries. In connection with Mr. Forte's resignation, on February 4, 2008, we entered into a Separation Agreement with Mr. Forte. The Separation Agreement further provides for the payment to Mr. Forte of the same severance benefits he would have received under his employment agreement had we terminated Mr. Forte's employment without cause. In exchange for his severance, Mr. Forte has released all claims against us. For a summary of the severance benefits under Mr. Forte's employment agreement, reference is made to our Current Report on Form 8-K filed on March 22, 2006.

Appointment of New Chief Executive Officer

        Also effective February 4, 2008, Lonnie D. Schnell was appointed Chief Executive Officer to replace Mr. Forte.

        Lonnie D. Schnell (age 59) joined Talon International, Inc. in January 2006 as our Chief Financial Officer. Mr. Schnell previously served as Vice President of Finance for Capstone Turbine Corporation, a manufacturer of micro-turbine electric generators from 2004 until 2005. From 2002 to 2004 Mr. Schnell served as Chief Financial Officer of EMSource, LLC, an electronic manufacturing service company. Prior to EMSource, in 2002, Mr. Schnell served as Chief Financial Officer of Vintage Capital Group, a private equity investment firm. From 1999 through 2002, Mr. Schnell served as Chief Financial Officer of Need2Buy, Inc. a business-to-business internet marketplace for electronic components. Mr. Schnell has completed an executive MBA program with the Stanford University Executive Institute, and earned his Bachelor of Science in Accounting at Christian Brothers University. Mr. Schnell is a Certified Public Accountant with experience in the international accounting firm of Ernst & Young LLP.

        There are no understandings or arrangements between Mr. Schnell and any other person pursuant to which Mr. Schnell was selected as an officer of the company. Mr. Schnell does not have any family relationship with any director, executive officer or person nominated or chosen by our Board of Directors to become a director or executive officer. Other than his employment with us as Chief Financial Officer, Mr. Schnell did not have any material interest, direct or indirect, in any material transaction to which we were a party since January 1, 2007, or which is presently proposed.

        On February 5, 2008, we issued a press release announcing Mr. Forte's resignation and Mr. Schnell's appointment, a copy of which is filed with this report as Exhibit 99.1 and is incorporated herein by this reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description
10.1	Separation Agreement, dated as of February 4, 2008, between Stephen Forte and Talon International, Inc
99.1	Press release issued February 5, 2008.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALON INTERNATIONAL, INC.
Date: February 4, 2008	By: /s/ Lonnie D. Schnell ______________________________________ Lonnie D. Schnell, Chief Financial Officer